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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                           THE SEAGRAM COMPANY LTD.


We hereby consent to the incorporation by reference in the Offering Circular/ Prospectus constituting part of this Registration Statement on Form S-4 of The Seagram Company Ltd. of our report dated August 12, 1998, except as to Note 1, which is as of August 25, 1998, which appears on page 63 of the 1998 Financial Statements of The Seagram Company Ltd., which is included in the Annual Report on Form 10-K dated September 18, 1998. We also consent to the references to us under the heading "Experts" and "Selected Historical Consolidated Financial Data" in such Offering Circular/Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Historical Consolidated Financial Data."





/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
September 29, 1998